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                                   EXHIBIT N-9

          MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

             American Electric Power
                   Company Inc         Exelon Corp.   Xcel Energy, Inc.     Ameren  Corp.
---------------------------------------------------------------------------------------------
Customers            0.14101             0.13935           0.13668             0.08443
Revenue              0.16487             0.12562           0.15978             0.07867
Assets                0.2069             0.11578           0.09902             0.09172

                 NiSource Inc    Wisconsin Energy Corp.   Nicor, Inc.   Cinergy Corp.   Alliant Energy Corp.
---------------------------------------------------------------------------------------------------------------
Customers          0.06377              0.05781             0.05681       0.05341             0.03828
Revenue            0.06915              0.05157             0.05937         0.036             0.03831
Assets             0.08232              0.04174             0.06912       0.02115             0.03418

                MidAmerican Energy
                   Holdings Co.        Vectren Corp.      Dynegy, Inc.     Peoples Energy Corp.  Everyone else combined
-----------------------------------------------------------------------------------------------------------------------
Customers              0.0379             0.03086            0.02805             0.028                   0.10364
Revenue               0.03135             0.02457            0.02925            0.02624                  0.10525
Assets                0.05706             0.01559            0.0178             0.0152                   0.13242

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-9

           MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                              Customers                Share of    Cumulative
             Holding Company                 (thousands)      Rank       Total        Share
---------------------------------------------------------------------------------------------
American Electric Power Company Inc             4,909           1        14.1%         14.1%
Xcel Energy, Inc.                               4,851           2        13.9%         28.0%
Exelon Corp.                                    4,758           3        13.7%         41.7%
NiSource Inc                                    2,939           4         8.4%         50.1%
Ameren Corp.                                    2,220           5         6.4%         56.5%
Wisconsin Energy Corp.                          2,012           6         5.8%         62.3%
Cinergy Corp.                                   1,978           7         5.7%         68.0%
Nicor, Inc.                                     1,859           8         5.3%         73.3%
Alliant Energy Corp.                            1,332           9         3.8%         77.2%
MidAmerican Energy Holdings Co.                 1,319          10         3.8%         80.9%
Vectren Corp.                                   1,074          11         3.1%         84.0%
DYNEGY, INC.                                      977          12         2.8%         86.8%
Peoples Energy Corp.                              975          13         2.8%         89.6%
E.ON AG                                           873          14         2.5%         92.1%
WPS Resources Corp.                               738          15         2.1%         94.3%
Great Plains Energy Corp.                         473          16         1.4%         95.6%
AES Corp.                                         443          17         1.3%         96.9%
Aquila, Inc                                       428          18         1.2%         98.1%
Madison Gas & Electric Co.                        244          19         0.7%         98.8%
ALLETE                                            156          20         0.4%         99.3%
Empire District Electric Co.                      151          21         0.4%         99.7%
Beynon Farm Products Corp.                         30          22         0.1%         99.8%
Midwest Natural Gas Corp.                          15          23         0.0%         99.8%
Midwest Bottle Gas Co.                             11          24         0.0%         99.9%
Mount Carmel Public Utility Co.                     9          25         0.0%         99.9%
Natural Gas Processors                              8          26         0.0%         99.9%
Community Natural Gas Co., Inc.                     7          27         0.0%         99.9%
Consumers Gas Co.                                   6          28         0.0%        100.0%
Saint Croix Valley Natural Gas Co., In              6          29         0.0%        100.0%
Master Gas Service Co.                              4          30         0.0%        100.0%
South Eastern Indiana Natural Gas Co.,              2          31         0.0%        100.0%
Westfield Gas Corp.                                 2          32         0.0%        100.0%
Stora Enso Oyj                                      1          33         0.0%        100.0%
Amana Society Service Co.                           1          34         0.0%        100.0%
Switzerland County Natural Gas Co.                  1          35         0.0%        100.0%
Allerton Gas Co.                                    0          36         0.0%        100.0%
Ohio Valley Electric Corp.                          0          37         0.0%        100.0%
Wisconsin River Power Co.                           0          38         0.0%        100.0%

Total                                          34,810

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-9

           MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                           COMPANIES SORTED BY REVENUE

                                               Revenue                 Share of     Cumulative
            Holding Company               (millions of $)     Rank       Total         Share
----------------------------------------------------------------------------------------------
American Electric Power Company Inc             8,693           1        16.5%          16.5%
Exelon Corp.                                    8,425           2        16.0%          32.5%
Xcel Energy, Inc.                               6,624           3        12.6%          45.0%
NiSource Inc                                    4,148           4         7.9%          52.9%
Ameren Corp.                                    3,646           5         6.9%          59.8%
Cinergy Corp.                                   3,131           6         5.9%          65.7%
Wisconsin Energy Corp.                          2,719           7         5.2%          70.9%
Alliant Energy Corp.                            2,020           8         3.8%          74.7%
Nicor, Inc.                                     1,898           9         3.6%          78.3%
MidAmerican Energy Holdings Co.                 1,653          10         3.1%          81.5%
DYNEGY, INC.                                    1,543          11         2.9%          84.4%
Peoples Energy Corp.                            1,384          12         2.6%          87.0%
Vectren Corp.                                   1,295          13         2.5%          89.5%
E.ON AG                                         1,176          14         2.2%          91.7%
WPS Resources Corp.                               923          15         1.8%          93.5%
Great Plains Energy Corp.                         873          16         1.7%          95.1%
AES Corp.                                         762          17         1.4%          96.6%
Aquila, Inc                                       584          18         1.1%          97.7%
ALLETE                                            423          19         0.8%          98.5%
Madison Gas & Electric Co.                        333          20         0.6%          99.1%
Empire District Electric Co.                      244          21         0.5%          99.6%
Stora Enso Oyj                                     58          22         0.1%          99.7%
Ohio Valley Electric Corp.                         45          23         0.1%          99.8%
Beynon Farm Products Corp.                         38          24         0.1%          99.8%
Midwest Natural Gas Corp.                          19          25         0.0%          99.9%
Mount Carmel Public Utility Co.                    14          26         0.0%          99.9%
Midwest Bottle Gas Co.                             13          27         0.0%          99.9%
Natural Gas Processors                              8          28         0.0%          99.9%
Community Natural Gas Co., Inc.                     8          29         0.0%          99.9%
Saint Croix Valley Natural Gas Co., In              6          30         0.0%         100.0%
Consumers Gas Co.                                   6          31         0.0%         100.0%
Master Gas Service Co.                              5          32         0.0%         100.0%
Amana Society Service Co.                           5          33         0.0%         100.0%
Westfield Gas Corp.                                 2          34         0.0%         100.0%
South Eastern Indiana Natural Gas Co.,              2          35         0.0%         100.0%
Allerton Gas Co.                                    2          36         0.0%         100.0%
Switzerland County Natural Gas Co.                  1          37         0.0%         100.0%
Wisconsin River Power Co.                           0          38         0.0%         100.0%

Total                                          52,730

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                  EXHIBIT N-9

           MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                           COMPANIES SORTED BY ASSETS

                                               Assets                Share of  Cumulative
            Holding Company                (millions of $)   Rank      Total      Share
-----------------------------------------------------------------------------------------
American Electric Power Company Inc             32,844         1       20.7%      20.7%
Xcel Energy, Inc.                               18,380         2       11.6%      32.3%
Exelon Corp.                                    15,719         3        9.9%      42.2%
NiSource Inc                                    14,559         4        9.2%      51.3%
Ameren Corp.                                    13,068         5        8.2%      59.6%
Cinergy Corp.                                   10,972         6        6.9%      66.5%
MidAmerican Energy Holdings Co.                  9,058         7        5.7%      72.2%
Wisconsin Energy Corp.                           6,626         8        4.2%      76.4%
E.ON AG                                          5,558         9        3.5%      79.9%
Alliant Energy Corp.                             5,426        10        3.4%      83.3%
Great Plains Energy Corp.                        4,325        11        2.7%      86.0%
Nicor, Inc.                                      3,357        12        2.1%      88.1%
AES Corp.                                        2,942        13        1.9%      90.0%
DYNEGY, INC.                                     2,825        14        1.8%      91.8%
Vectren Corp.                                    2,474        15        1.6%      93.3%
Peoples Energy Corp.                             2,413        16        1.5%      94.8%
WPS Resources Corp.                              2,262        17        1.4%      96.3%
Aquila, Inc                                      1,933        18        1.2%      97.5%
ALLETE                                           1,342        19        0.8%      98.3%
Empire District Electric Co.                     1,054        20        0.7%      99.0%
Ohio Valley Electric Corp.                         732        21        0.5%      99.5%
Madison Gas & Electric Co.                         671        22        0.4%      99.9%
Beynon Farm Products Corp.                          51        23        0.0%      99.9%
Stora Enso Oyj                                      44        24        0.0%      99.9%
Wisconsin River Power Co.                           28        25        0.0%     100.0%
Mount Carmel Public Utility Co.                     20        26        0.0%     100.0%
Midwest Bottle Gas Co.                              18        27        0.0%     100.0%
Natural Gas Processors                              11        28        0.0%     100.0%
Master Gas Service Co.                               7        29        0.0%     100.0%
Consumers Gas Co.                                    6        30        0.0%     100.0%
Midwest Natural Gas Corp.                            5        31        0.0%     100.0%
Saint Croix Valley Natural Gas Co., In               5        32        0.0%     100.0%
Westfield Gas Corp.                                  3        33        0.0%     100.0%
South Eastern Indiana Natural Gas Co.,               2        34        0.0%     100.0%
Community Natural Gas Co., Inc.                      0        35        0.0%     100.0%
Amana Society Service Co.                            0        35        0.0%     100.0%
Switzerland County Natural Gas Co.                   0        35        0.0%     100.0%
Allerton Gas Co.                                     0        35        0.0%     100.0%

Total                                          158,741                100.0%

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.